Press Release For Immediate Release	Contact: Larry Thede	Email:	ir@udr.com

NYSE Trading Symbol: UDR	Phone: 720.283.2450	Web:	www.udr.com

UDR, Inc. Announces Expiration and Final Results of
Cash Tender Offer for Its 6.50% Notes Due 2009

DENVER, CO, March 13, 2009 – UDR, Inc. (NYSE: UDR) (the “Company”) today announced the expiration and final results of its previously announced cash tender offer for any and all of its $181,710,000 principal amount of outstanding 6.50% Notes Due June 15, 2009 (CUSIP No. 910197AH5) (the “Securities”). The tender offer was made pursuant to the Company’s Offer to Purchase dated March 6, 2009, which set forth the terms of the tender offer.

The tender offer expired at 5:00 p.m., New York City time, on March 12, 2009. $89,811,000 in aggregate principal amount of Securities, representing approximately 49.43 percent of the outstanding Securities, were validly tendered (and not validly withdrawn) in the tender offer. The Company has accepted all such Securities for payment and will pay the full tender offer consideration of $1,000 per $1,000 in principal amount of such Securities, plus accrued and unpaid interest to, but not including, the settlement date pursuant to the terms of the Offer to Purchase. Settlement is expected to occur today. The Company expects to purchase the Securities utilizing funds from its $600 million revolving credit facility which matures in July 2012.

Citi served as the dealer manager and Global Bondholder Services Corporation served as the depositary and information agent for the tender offer.

Following the tender offer there will be a total of $91,899,000 in principal amount of the Securities outstanding.

About UDR

UDR, Inc. (NYSE:UDR), an S&P 400 company, is a leading multifamily real estate investment trust (REIT) with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of December 31, 2008, UDR owned 44,388 apartment homes and had 2,242 homes under development and another 289 homes under contract for development in its pre-sale program. For over 37 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” The words “expect”, “intend”, “believe”, “anticipate”, “likely”, “will” and similar expressions generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, expectations concerning the collection of the note receivable from the 2008 portfolio sale, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multi-family housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park project, expectations that automation will help grow net operating income, expectations on post-renovated stabilized annual operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.